Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated June 21, 2021 relating to the financial statements of Exscientia Limited, which appears in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-259431) of Exscientia plc. We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333- 259431) incorporated by reference in this Registration Statement.

/s/PricewaterhouseCoopers LLP

Reading, United Kingdom

September 30, 2021